Exhibit 99.1

HAN KUN LAW OFFICES

Suite 906, Office Tower C1, Oriental Plaza, 1 East Chang An Avenue, Beijing 100738, P. R. China

TEL: (86 10) 8525-5500; FAX: (86 10) 8525-5511/ 5522

October 22, 2010

Funtalk China Holdings Limited

21/F, Block D The Place Tower

No.9 Guanghua Road, Chaoyang District

Beijing, China 100020

Dear Sirs or Madams:

We are qualified lawyers of the People’s Republic of China (“PRC” or “China”, for the purpose of this opinion only, PRC shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as at the date hereof.

We have acted as the PRC counsel to Funtalk China Holdings Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with the Company’s Post-Effective Amendment No. 10 to Form S-4 on Form F-3 Registration Statement, including all amendments or supplements thereto (the “Registration Statement”, the Registration Statement No.: 333-153492), filed with Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, on October 22, 2010, by the Company.  We have been requested by the Company to give this opinion.

A.     Documents and Assumptions

In rendering this opinion, we have reviewed the originals or copies of certain documents as we deemed necessary or appropriate to render this opinion which were provided to us by the Company, Funtalk PRC and other domestic companies listed in Schedule 1 hereto (“Domestic Companies”), and such other documents, corporate records, certificates issued by the governmental authorities in the PRC (collectively the “Documents”), and we have made investigation of the applicable laws and regulations of the PRC promulgated and publicly available as of the date of this opinion.

In our examination of the Documents, we have assumed without independent investigation and inquiry that (“Assumptions”):

i.              All signatures, seals and chops on the Documents are genuine, each signature thereto, on behalf of a party other than Funtalk PRC, is that of a person duly authorized to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

ii.             The Documents that were presented to us remain in full force and effect on the date of this opinion and have not been revoked, cancelled, amended, superseded or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this legal opinion;

iii.            All the explanations and interpretations provided by the government officers, which duly reflect the official position of the relevant Government Agencies, and all the Documents and the factual statements provided to us by the Company, Funtalk PRC and the Domestic Companies, including but not limited to those set forth in the Documents, are complete, true, correct and not misleading.  Where important facts were not independently established to us, we have relied upon certificates issued by the Government Agencies with proper authority which are available to us; and

iv.            The applicable PRC statute, judgment, order or decree, rule, regulation and facts shall remain unchanged as of the date hereof and will not be changed.

B.     Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows:

(a)     “Beijing Funtalk” means Beijing Funtalk Century Telecommunications Equipment Retail Chain Co., Ltd. (), which is formerly named Beijing Feijie Investment Co., Ltd.
();

(b)    “Beijing Dongdian” means Beijing Dongdian Infinity Technology Co., Ltd. ();

(c)     “Funtalk PRC” means Beijing Funtalk Century Technology Group Company Limited (), which is formerly named Beijing Pypo Technology Group Company Limited ();

(d)    “Government Agencies” mean any competent government authorities, courts or regulatory bodies of the PRC;

(e)     “Governmental Authorizations” mean all approvals, consents, permits, authorizations, filings, registrations, exemptions, waivers, endorsements, annual inspections, qualifications and licenses required by the applicable PRC Laws to be obtained from the competent Government Agencies;

(f)     “Material Adverse Effect” means a material adverse effect on the conditions

(financial or otherwise), business, properties or results of operations of Funtalk PRC and the Domestic Companies taken as a whole;

(g)    “PRC Shareholders” mean the individual beneficial owners or shareholders of the Company who are PRC residents;

(h)    “PRC Laws” mean all laws and regulations currently in force and publicly available in the PRC as of the date hereof;

(i)      “Pypo HK” means Pypo Holdings (HK) Company Limited, a company incorporated under the laws of Hong Kong Special Administrative Region;

(j)      “SAFE” means the State Administration of Foreign Exchange and/or a local branch thereof; and

(k)     “VIE Documents” means the documents referenced in Schedule 2 hereto.

Based on our review of the Documents and our understanding of the PRC Laws, subject to the foregoing Assumptions, qualifications set forth herein, and except as disclosed in the Registration Statement, we are of the opinion that:

1.     Funtalk PRC has been duly incorporated and validly exists as a wholly foreign-owned enterprise with limited liability under the PRC Laws.  One hundred percent (100%) of the equity interest in Funtalk PRC is owned by Pypo HK.  Funtalk PRC has the enterprise legal person status.  The registered capital of Funtalk PRC has been fully paid in accordance with the applicable PRC Laws and the articles of association of Funtalk PRC.  To our best knowledge after due inquiry, except the pledge as disclosed in the Risk Factors in the Registration Statement, there is no security interest, mortgage, pledge, lien, encumbrance, claim or any third party right, the exercise of which may lead to the change of shareholdings or the amount of the registered capital of Funtalk PRC.

2.     Each of the Domestic Companies has been duly incorporated as a limited liability company and validly exists under the PRC Laws.  Each of the Domestic Companies has the enterprise legal person status.  The registered capital of each of the Domestic Companies has been duly paid in accordance with the applicable PRC laws and the articles of association of the Domestic Companies, except those which are not due to be paid.  To our best knowledge after due inquiry, except for those contemplated under the VIE Documents and as described in Schedule 1 hereto, there is no security interest, mortgage, pledge, lien, encumbrance, claim or any third party right, the exercise of which may lead to the change of shareholdings or the amount of the registered capital of any of the Domestic Companies.

3.      To our best knowledge after due inquiry, except as disclosed in the Registration Statement, each of Funtalk PRC and the Domestic Companies has sufficient corporate right, power and authority for it to own, use, lease and license its assets and conduct its business in the manner described in its business license.  To our best knowledge after due inquiry and except as disclosed in the Risk Factors in the

Registration Statement, each of Funtalk PRC and the Domestic Companies has obtained all material Governmental Authorizations from, and completed all material filings with, the Government Agencies that are necessary for it to own, lease and license its assets and conduct its business in the manner described in its business license.  To our best knowledge after due inquiry, each of Funtalk PRC and the Domestic Companies is in compliance with the provisions of all such Governmental Authorizations in all material aspects, and none of Funtalk PRC and the Domestic Companies has received any notification of proceedings relating to the modification, suspension or revocation of any such Governmental Authorizations.

4.     To our best knowledge after due inquiry, the articles of association and the business license of each of Funtalk PRC and the Domestic Companies are in compliance with the requirements of the applicable PRC Laws in all material aspects and are in full force and effect.

5.     To our best knowledge after due inquiry, the business carried out by each of Funtalk PRC and the Domestic Companies complies with its articles of association and the PRC Laws in all material aspects.  To our best knowledge after due inquiry and except as disclosed in the Risk Factors in the Registration Statement, all necessary and material PRC Governmental Authorizations were duly obtained in connection with any operations in the PRC by the Company conducted through Funtalk PRC and any of the Domestic Companies.

6.     Except as disclosed in the Risk Factors in the Registration Statement, and to our best knowledge after due inquiry, each of Funtalk PRC and the Domestic Companies has legal and valid title to all of material assets related to its core business, in each case, free and clear of all liens, charges, encumbrances, equities, claims, defects, options and restrictions.

7.     To our best knowledge after due inquiry, there is no current, pending or threatened PRC legal, regulatory, administrative or other governmental decision, ruling, order, demand, action, proceeding or initiative to which any of Funtalk PRC or the Domestic Companies is a party to or to which any of the assets of Funtalk PRC and the Domestic Companies are subject, that could have a Material Adverse Effect on Funtalk PRC or the Domestic Companies.

8.     To our best knowledge after due inquiry and except as disclosed in Schedule 1, none of Funtalk PRC and the Domestic Companies has taken any corporate action, nor have any legal proceedings commenced against it, for its liquidation, winding up, dissolution, or bankruptcy, for the appointment of a liquidation committee, team of receivers or similar officers in respect of its assets or for the suspension, withdrawal, revocation or cancellation of any of the Governmental Authorizations.

9.     To our best knowledge, each of the VIE Documents as listed in Schedule 2 hereto, is valid and enforceable against all parties involved in the VIE Documents and does not violate any mandatory provisions of the applicable PRC Laws.

10.   On August 8, 2006, six PRC Government Agencies, namely, the Ministry of Commerce (the “MOFCOM”), the State Assets Supervision and Administration

Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”), and the State Administration of Foreign Exchange, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Regulation”), which became effective on September 8, 2006, as amended on June 22, 2009 to regulate foreign investment in PRC domestic enterprises..  The M&A Regulation contains provisions purporting, among other things, to require offshore special purpose vehicles, or SPVs, that are (1) formed for the purpose of overseas listing of equity interests in PRC companies via acquisition, and (2) directly or indirectly controlled by PRC companies and/or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on overseas stock exchanges.  On September 21, 2006, pursuant to the M&A Regulation and other PRC Laws, the CSRC published a notice on its website specifying the documents and materials that SPVs are required to submit when seeking the CSRC approval for their listings outside of China (the “CSRC Procedure”). As of the date of this opinion, the CSRC has not issued any definitive rule or interpretation concerning whether transaction like Business Combination as described in the Registration Statement is subject to this new procedure.

Based on our understanding of the current PRC Laws publicly available as of the date hereof, we believe that since (a) the restructuring of Funtalk PRC from a domestic company to a Sino-foreign joint venture company was completed in June 2006, before the M&A Regulation became effective, (b) the restructuring of Funtalk PRC from a Sino-foreign joint venture company to a wholly foreign owned enterprise (which was completed in July 2007) is governed under the PRC regulations related to changes in equity interest of investors in foreign investment enterprises rather than the M&A Regulation (which only applies to the acquisition of domestic PRC companies), and (c) the Business Combination described in the Registration Statement was between offshore companies, and the CSRC currently has not issued any definitive rule concerning whether such transactions are subject to the M&A Regulation and CSRC Procedure, therefore the Company is not required to obtain the approval of the CSRC under the M&A Regulation in connection with the Business Combination.

11.   The statements set forth in the Registration Statement under the headings “Risk Factors” and “Taxation”, insofar as such statements constitute summaries of PRC laws and regulations or legal conclusions with respect thereto, constitute correct and fair summaries of the matters described therein in all material aspects.

We are licensed to practice in the PRC and the foregoing opinion is limited to the PRC Laws currently in force and publicly available on the date of this opinion and is subject to the following additional qualifications:

i.       Our opinion is limited to the PRC Laws of general application effective as of the date hereof.  We have made no investigation of, and do not express or imply any views on, the laws of any country other than the PRC;

ii.      This opinion is intended to be used in the context which is specifically referred to herein;

iii.     The PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations or the interpretation or enforcement thereof, will not be changed, amended or revoked in the immediate future or in the long term with or without retrospective effect;

iv.     This opinion is issued based on our understanding of the current PRC Laws.  For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under the PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, which may be different from our opinion; and

v.      We may rely, as to matters of fact (but not as to legal conclusions), to the extent reasonable, on certificates and confirmations of Government Agencies or responsible officers of the Company, Funtalk PRC and the Domestic Companies.

This opinion is rendered at the request of and solely for the benefit of the Company in connection with the above matters.

This opinion may not be relied upon, quoted or referred to for any other purpose or released upon by, or furnished to any other person other than the legal and financial advisors of the Company, without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of this opinion (including discussion of this opinion) and reference to our firm name in the Registration Statement.

Yours faithfully,

/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES

Schedule 1 LIST OF DOMESTIC COMPANIES No. Name of Company Equity Ownership 1. Jiangsu PYPO Technology Co., Ltd. ( , “Jiangsu PYPO”) 100% owned by Funtalk PRC 2. Shanxi PYPO Technology Co., Ltd. ( ) 100% owned by Funtalk PRC 3. Beijing Yitong Shenglian Investment Consulting Co., Ltd. ( , “Beijing Yitong Shenglian”) 100% owned by Funtalk PRC 4. Shanghai Lezhiyu Technology Co., Ltd.(. ) 99% owned by Funtalk PRC 1% owned by Beijing Funtalk Century Telecommunications Equipment Retail Chain Co., Ltd. ( ) 5. Heilongjiang PYPO Digital Technology Co., Ltd. () 50% owned by Jiangsu PYPO ## 6. Shenyang PYPO Technology Co., Ltd. ( ) 50% owned by Jiangsu PYPO ## 7. Shandong PYPO Digital Technology Co., Ltd. () 50% owned by Jiangsu PYPO ## 8. Jilin PYPO Technology Co., Ltd.( ) 50% owned by Jiangsu PYPO ## 9. Inner Mongolia PYPO Technology Co., Ltd. () 50% owned by Jiangsu PYPO ## 10. Beijing PYPO Telecommunications Technology Co., Ltd.( ) 50% owned by Jiangsu PYPO ## 11. Shanghai PYAO Digital Technology Co., Ltd. () 100% owned by Jiangsu PYPO 12. Anhui PYPO Electronics Co., Ltd. ( ) 50% owned by Jiangsu PYPO ## 13. Zhejiang PYPO Digital Technology Co., Ltd. () 50% owned by Jiangsu PYPO ## 14. Nanjing PYAO Technology Co., Ltd. ( ) 50% owned by Jiangsu PYPO ## 15. Sichuan Huasong PYPO Digital Technology Co., Ltd. ( .) 50% owned by Jiangsu PYPO ## 16. Chongqing PYPO Digital Technology Co., Ltd. () 50% owned by Jiangsu PYPO ## 17. Gansu PYPO Digital Technology Co., Ltd. () 50% owned by Jiangsu PYPO ##

No. Name of Company Equity Ownership 18. Guizhou PYPO Technology Co., Ltd. ( ) 50% owned by Jiangsu PYPO ## 19. Jiangxi PYPO Technology Co., Ltd. ( ) 50% owned by Jiangsu PYPO ## 20. Guangxi PYPO Telecommunications Equipment Co., Ltd. ( ) 50% owned by Jiangsu PYPO ## 21. Fujian PYPO Digital Technology Co., Ltd. () 50% owned by Jiangsu PYPO ## 22. Guangdong PYPO Technology Co., Ltd.(. ) 50% owned by Jiangsu PYPO ## 23. Shenzhen PYPO Telecommunications Equipment Co., Ltd. ( ) 100% owned by Jiangsu PYPO 24. Beijing Funtalk Century Telecommunications Equipment Retail Chain Co., Ltd. ( , “Beijing Funtalk”) Dongping Fei: 50% Zhikuan Guan: 50% ### 25. Beijing Dongdian Infinity Technology Co., Ltd. ( , “Beijing Dongdian”) 100% owned by Beijing Funtalk #### 26. Beijing Zhongshi PYPO Cinema Cultural Co., Ltd. ( .) 100% owned by Beijing Dongdian 27. Beijing Funtalk Communication Chain Shuyang Procurement Center Co., Ltd. ( , “Shuyang Procurement Center”) 99% owned by Beijing Funtalk and 1% owned by Funtalk PRC 28. Shuyang Funtalk Telecommunications Equipment Co., Ltd. ( ) 100% owned by Shuyang Procurement Center 29. Hebei Guoxun Huifang Telecommunications Equipment Co., Ltd.( , “Hebei Guoxun”) 51% owned by Beijing Funtalk+ 30. Cangzhou Guoxun Huifang Telecommunications Equipment Co., Ltd () 100% owned by Hebei Guoxun 31. Langfang Guoxun Huifang Telecommunications Equipment Co., Ltd. () 100% owned by Hebei Guoxun 32. Zhangjiakou Guoxun Huifang Telecommunications Equipment Co., Ltd. () 100% owned by Hebei Guoxun 33. Handan Guoxun Huifang Telecommunications Equipment Co., Ltd. 100% owned by Hebei Guoxun

No. Name of Company Equity Ownership () 34. Tangshan Guoxun Huifang Telecommunications Equipment Co., Ltd. () 100% owned by Hebei Guoxun 35. Henan Funtalk Xinya Telecommunications Equipment Co., Ltd. ( , “Henan Funtalk Xinya”) 100% owned by Beijing Funtalk 36. Kaifeng Xinya Telecommunications Equipment Co., Ltd. ( ) 100% owned by Henan Funtalk Xinya 37. Anyang Guanzhilin Telecommunications Equipment Co., Ltd. ( ) 100% owned by Henan Funtalk Xinya 38. Henan Guanzhilin Commercial Trading Co., Ltd.() 100% owned by Henan Funtalk Xinya 39. Henan Yipai Commercial Trading Co., Ltd. () 100% owned by Henan Funtalk Xinya 40. Kunming Golden Broadway Technology Development Co., Ltd. ( , “Kunming Golden Broadway”) 100% owned by Beijing Funtalk 41. Hunan Feon Telecommunications Technology Co., Ltd. ( , “Hunan Feihong”) 100% owned by Beijing Funtalk 42. Zhuzhou Golden Feon Telecommunications Equipment Co., Ltd. ( ) 100% owned by Hunan Feihong 43. Yiyang Feon Telecommunications Equipment Co., Ltd ( ) 100% owned by Hunan Feihong 44. Chenzhou Golden Feon Telecommunications Equipment Co., Ltd. ( ) 100% owned by Hunan Feihong 45. Zhangjiajie Feon Telecommunications Equipment Co., Ltd. ( ) 100% owned by Hunan Feihong 46. Liuyang Feon Telecommunications Technology Co., Ltd. ( ) 100% owned by Hunan Feihong 47. Inner Mongolia Chuangxin Zhongyu Shidai Mobile Phones Marketing & Management Co., Ltd. ( , “Inner Mongolia Zhongyu”) 100% owned by Beijing Funtalk ++ 48. Huhhot Chuangxin Zhongyu Shidai Mobile Phones Marketing Co., Ltd. ( 100% owned by Inner Mongolia Zhongyu

No. Name of Company Equity Ownership ) 49. Jiangsu Guanzhilin Mobile Phones Hypermarket Co., Ltd. ( , “Jiangsu Guanzhilin”) 100% owned by Beijing Funtalk 50. Suzhou Guanzhilin Trading Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin 51. Wujiang Guanzhilin Mobile Phones Hypermarket Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin ##### 52. Yantai Runlin Telecommunications Equipment Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin 53. Taicang Guanzhilin Mobile Phones Hypermarket Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin 54. Kunshan Guanzhilin Mobile Phones Hypermarket Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin 55. Wuxi Guance Telecommunications Equipment Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin 56. Nanjing Guanzhilin Pengshi Mobile Phones Hypermarket Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin 57. Yangzhou Shenglin Guanzhilin Mobile Phones Hypermarket Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin 58. Yancheng Guanzhilin Mobile Phones Hypermarket Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin 59. Xuzhou New Guanzhilin Mobile Phones Hypermarket Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin 60. Nantong Guanzhilin Mobile Phones Hypermarket Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin 61. Taizhou Hailing Guanzhilin Mobile Phones Hypermarket Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin 62. Heze Guanzhilin Telecommunications Equipment Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin 63. Zaozhuang Guanzhilin Telecommunications Equipment Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin

No. Name of Company Equity Ownership 64. Jining Guanzhilin Mobile Phones Hypermarket Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin 65. Dongying Guanzhilin Mobile Phones Hypermarket Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin 66. Binzhou Guanzhilin Telecommunications Equipment Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin 67. Zibo Yanglin Guanzhilin Mobile Phones Hypermarket Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin 68. Jiangsu Guanzhilin Mobile Phones Hypermarket Rizhao Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin 69. Tai’an Xinxin Guanzhilin Mobile Phones Hypermarket Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin 70. Dezhou New Guanzhilin Mobile Phones Hypermarket Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin 71. Weifang Yuandu Guanzhilin Mobile Phones Hypermarket Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin 72. Shandong Guanzhilin Mobile Phones Hypermarket Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin 73. Qingdao Yanglin Guanzhilin Mobile Phones Hypermarket Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin 74. Shanxi Guanzhilin Mobile Phones Hypermarket Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin 75. Datong Guanzhilin Commercial Trading Co., Ltd. () 100% owned by Jiangsu Guanzhilin 76. Shanghai Guanzhilin Telecommunications Equipment Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin 77. Changshu Guanzhilin Mobile Phones Hypermarket Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin 78. Gansu Guanzhilin Telecommunications Equipment Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin 79. Hohhot Guanzhilin Telecommunications 100% owned by Jiangsu

No. Name of Company Equity Ownership Equipment Co., Ltd. ( ) Guanzhilin 80. Shuyang Guanzhilin Telecommunications Equipment Co., Ltd. ( ) 100% owned by Jiangsu Guanzhilin 81. Qingzhou Yanglin Mobile Phones Hypermarket Co., Ltd.( )* 100% owned by Jiangsu Guanzhilin 82. Weihai Guanzhilin Mobile Phones Hypermarket Co., Ltd.( ) 100% owned by Jiangsu Guanzhilin 83. Shanghai Lezhiyu Telecommunications Equipment Co., Ltd. ( , “Shanghai Lezhiyu”) 100% owned by Beijing Funtalk 84. Shanghai Xieheng Electronic Products Co., Ltd. () 100% owned by Shanghai Lezhiyu 85. Qingdao Xieheng Telecommunications Equipment Co., Ltd. ( , “Qingdao Xieheng”) 100% owned by Shanghai Lezhiyu 86. Shanghai Lehong Telecommunications Equipment Co., Ltd. ( ) 100% owned by Shanghai Lezhiyu 87. Weifang Xieheng Telecommunications Equipment Co., Ltd. ( ) 100% owned by Qingdao Xieheng 88. Shandong Xieheng Telecommunications Equipment Co., Ltd ( , “Shandong Xieheng”) 100% owned by Shanghai Lezhiyu 89. Zoucheng Xieheng Telecommunications Equipment Co., Ltd. ( ) 100% owned by Shandong Xieheng 90. Zaozhuang Xieheng Telecommunications Equipment Co., Ltd. ( ) 100% owned by Shandong Xieheng 91. Zibo Lezhiyu Telecommunications Equipment Sale Co., Ltd. ( ) 100% owned by Shandong Xieheng 92. Dongying Xieheng Telecommunications Equipment Co., Ltd. ( ) 100% owned by Shandong Xieheng 93. Rizhao Xieheng Telecommunications Equipment Co., Ltd. ( ) 100% owned by Shandong Xieheng 94. Weihai Xieheng Telecommunications Equipment Co., Ltd ( 100% owned by Shandong Xieheng

No. Name of Company Equity Ownership ) 95. Yantai Funtalk Telecommunications Equipment Co., Ltd. ( ) 100% owned by Shandong Xieheng 96. Laiwu Funtalk Telecommunications Equipment Co., Ltd. ( ) 100% owned by Shandong Xieheng 97. Hefei Xieheng Telecommunications Equipment Co., Ltd. ( , “Hefei Xieheng”) 100% owned by Shanghai Lezhiyu 98. Wuhu Xieheng Telecommunications Equipment Co., Ltd. ( ) 100% owned by Hefei Xieheng 99. Huainan Xieheng Telecommunications Equipment Co., Ltd. ( ) 100% owned by Hefei Xieheng 100. Zhejiang Funtalk Telecommunications Equipment Co., Ltd ( , “Zhejiang Funtalk”) 100% owned by Shanghai Lezhiyu 101. Hangzhou Xieheng Wanzhou Telecommunications Equipment Co., Ltd. () 100% owned by Zhejiang Funtalk 102. Jiaxing Xieheng Telecommunications Equipment Co., Ltd. ( ) 100% owned by Zhejiang Funtalk 103. Jiashan Xieheng Telecommunications Equipment Co., Ltd. ( ) 100% owned by Zhejiang Funtalk 104. Hunan Xieheng Mobile Telecommunications Equipment Co., Ltd ( , “Hunan Xieheng”) 100% owned by Shanghai Lezhiyu 105. Huaihua Xieheng Mobile Telecommunications Equipment Co., Ltd. () 100% owned by Hunan Xieheng 106. Suzhou Xieheng Telecommunications Equipment Co., Ltd. ( , “Suzhou Xieheng”) 100% owned by Shanghai Lezhiyu 107. Zhangjiagang Xieheng Mobile Telecommunications Equipment Co., Ltd. () 100% owned by Suzhou Xieheng 108. Guangzhou Xieheng Telecommunications Equipment Co., Ltd. ( , “Guangzhou Xieheng”) 100% owned by Shanghai Lezhiyu 109. Guangzhou Xieheng Telecommunications Device Co., Ltd. ( 100% owned by Guangzhou Xieheng

No. Name of Company Equity Ownership ) 110. Guangzhou Xieheng Electronic Co., Ltd. (. ) 100% owned by Guangzhou Xieheng 111. Foshan Xieheng Electronic Telecommunications Equipment Co., Ltd. () 100% owned by Guangzhou Xieheng 112. Qingyuan Xieheng Electronic Co., Ltd. (. ) 100% owned by Guangzhou Xieheng 113. Yingde Xieheng Electronic Co., Ltd. ( ) 100% owned by Guangzhou Xieheng 114. Zhaoqing Xieheng Telecommunications Device Co., Ltd. ( ) 100% owned by Guangzhou Xieheng 115. Zhanjiang Xieheng Electronic Equipment Co., Ltd. () 100% owned by Guangzhou Xieheng 116. Zhanjiang Xieheng Telecommunications Equipment Co., Ltd. ( ) 100% owned by Guangzhou Xieheng 117. Zhongshan Xieheng Electronic Co., Ltd. (. ) 100% owned by Guangzhou Xieheng 118. Shenzhen Xieheng Electronic Co., Ltd.( . , “Shenzhen Xieheng”) 100% owned by Shanghai Lezhiyu 119. Heyuan Xieheng Electronic Co., Ltd. ( ) 100% owned by Shenzhen Xieheng 120. Chongqing Xieheng Telecommunications Equipment Co., Ltd. ( ) 100% owned by Shanghai Lezhiyu 121. Shanghai Xieheng Industry Co., Ltd. ( ) 100% owned by Shanghai Lezhiyu 122. Beijing Yipai Innovation Technology Development Co., Ltd. ( ) 100% owned by Beijing Funtalk 123. Beijing Yipai Telecommunications Technology Co., Ltd. ( , “Beijing Yipai”) 99% owned by Beijing Funtalk +++ 124. Suzhou Yipai Telecommunications Equipment Co., Ltd. ( ) 100% owned by Beijing Yipai 125. Zhejiang Yipai Telecommunication Technology Co., Ltd.( ) 80% owned by Beijing Yipai ** 126. Shenyang Funtalk Telecommunications Equipment Co., Ltd. ( 100% owned by Beijing Funtalk

HAN KUN LAW OFFICES No. Name of Company Equity Ownership ) 127. Beijing Funtalk Century Commercial Trading Co., Ltd. ( ) 100% owned by Beijing Funtalk 128. Beijing Guanzhilin Telecommunications Technology Co., Ltd. ( , “Beijing Guanzhilin”) 99% owned by Beijing Funtalk ++++ 129. Guangzhou Guanyilin Telecommunications Equipment Retail Chain Co., Ltd. ( ) 100% owned by Beijing Funtalk 130. Changzhou Funtalk Telecommunication Equipment Co., Ltd.( ) 100% owned by Beijing Funtalk 131. Beijing Funtalk Golden Feon Telecommunication Technology Co., Ltd. () 100% owned by Beijing Funtalk 132. Guiyang Funtalk Century Telecommunication Equipment Co., Ltd. (. ) 100% owned by Beijing Funtalk ##

## The remaining 50% equity interests in these 17 subsidiaries are held by Jiangsu Heyi Technology Co., Ltd., or Jiangsu Heyi.  Pursuant to Jiangsu PYPO’s agreement with Jiangsu Heyi, as of the date of this opinion, Jiangsu PYPO still exercises control over 100% of the equity interests of these 17 subsidiaries.

### 100% equity interest has been pledged to the Funtalk PRC.

#### 100% equity interest has been pledged to the Funtalk PRC.

##### It is currently in the process of winding up due to commercial arrangement of the Company.

+    The remaining 49% equity interest in Hebei Guoxun is held by Mr. Xinyu Zhao, a PRC individual. Such 49% equity interest shall be pledged to Beijing Funtalk according to an Equity Interest Pledge Agreement dated April 30, 2008, among Beijing Funtalk, Xinyu Zhao and Hebei Guoxun, and such pledge shall be registered with local Administration of Industry and Commerce.(the “AIC”).

++ On August 30, 2010, Mr. Baihe Jiang and Beijing Funtalk entered into a frame agreement on share transfer, under which 49% equity interest in Inner Mongolia Zhongyu held by Mr. Jiang Baihe was transferred to Beijing Funtalk.  As of the date hereof, such transfer is still in process of registration with local AIC.

+++ The remaining 1% equity interest in Beijing Yipai Telecommunications

Technology Co., Ltd. is held by Mr. Dongping Fei.

++++ The remaining 1% equity interest in Beijing Guanzhilin Telecommunications Technology Co., Ltd. is held by Mr. Dongping Fei.

* It has not passed the AIC annual inspection of 2009 and is currently in the process of winding up due to commercial arrangement of the Company.

** The remaining 20% equity interest in Zhejiang Yipai Telecommunication Technology Co., Ltd. is held by Ms. Hongyun Chen.

Schedule 2

LIST OF VIE DOCUMENTS

I.                     VIE Documents of Beijing Funtalk:

1.                   Frame Contract by and among the Funtalk PRC, Beijing Funtalk, Hui Liu, Dongping Fei and Zhikuan Guan dated September 1, 2008;

2.                   Nominee Letter by and between the Funtalk PRC and Dongping Fei dated September 1, 2008;

3.                   Nominee Letter by and between the Funtalk PRC and Zhikuan Guan dated September 1, 2008;

4.                   Loan Agreement by and between the Funtalk PRC and Dongping Fei dated September 1, 2008;

5.                   Loan Agreement by and between the Funtalk PRC and Zhikuan Guan dated September 1, 2008;

6.                   Exclusive Option Agreement by and among the Funtalk PRC, Beijing Funtalk and Dongping Fei dated September 1, 2008;

7.                   Exclusive Option Agreement by and among the Funtalk PRC, Beijing Funtalk and Zhikuan Guan dated September 8, 2008;

8.                   Exclusive Business Cooperation Agreement by and between the Funtalk PRC and Beijing Funtalk dated September 1, 2008;

9.                   Equity Interest Pledge Agreement by and among the Funtalk PRC, Beijing Funtalk and Dongping Fei dated September 1, 2008;

10.             Equity Interest Pledge Agreement by and among the Funtalk PRC, Beijing Funtalk, Zhikuan Guan and Dongping Fei dated March 3, 2009;

11.             Supplementary Agreement to Equity Interest Pledge Agreement by and among the Funtalk PRC, Beijing Funtalk and Dongping Fei dated March 3, 2009;

12.             Equity Interest Pledge Agreement by and among the Funtalk PRC, Beijing Funtalk and Zhikuan Guan dated September 8, 2008;

13.             Supplementary Agreement to Equity Interest Pledge Agreement by and among the Funtalk PRC, Beijing Funtalk and Zhikuan Guan dated March 3, 2009;

14.             Power of Attorney by Dongping Fei in favor of Funtalk PRC dated September 1, 2008;

15.             Power of Attorney by Zhikuan Guan in favor of Funtalk PRC dated September 8, 2008.

II.                 VIE Documents of Beijing Dongdian:

1.                   Exclusive Business Cooperation Agreement by and between Funtalk PRC and Beijing Dongdian dated July 28, 2008;

2.                   Equity Interest Pledge Agreement by and among Funtalk PRC, Beijing Funtalk and Beijing Dongdian dated August 5, 2008;

3.                   Equity Interest Pledge Agreement by and among Funtalk PRC, Beijing Funtalk and Beijing Dongdian dated March 3, 2009;

4.                   Supplementary Agreement to Equity Interest Pledge Agreement by and among the Funtalk PRC, Beijing Funtalk and Beijing Dongdian dated March 3, 2009;

5.                   Exclusive Option Agreement by and among Funtalk PRC, Beijing Funtalk and Beijing Dongdian dated August 5, 2008;

6.                   Power of Attorney by Beijing Funtalk in favor of Funtalk PRC dated August 5, 2008.